Exhibit 99.1

Twist Bioscience Reports Third Quarter Fiscal 2020 Financial Results

— Strong Third Quarter Fiscal 2020 Revenues of $21.2M; Increase of 56% over Third Quarter Fiscal 2019 –

SOUTH SAN FRANCISCO, Calif. – August 6, 2020 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2020, ended June 30, 2020.

“We posted a strong quarter of revenue growth for both synthetic biology and next generation sequencing (NGS) along with solid orders and a robust pipeline of opportunities across our silicon-based technology platform,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “Our disruptive platform combined with our unique business model continues to enable us to expand our footprint among our existing markets, extend our reach through biopharma partnerships and concurrently respond to pressing market needs including demand for COVID-19 related products.”

FISCAL 2020 THIRD QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the third quarter of fiscal 2020 were $24.7 million, compared to $18.1 million for the same period of fiscal 2019.

•	Revenue: Total revenues were $21.2 million for the third quarter of fiscal 2020 compared to $13.6 million for the same period of fiscal 2019.

•	Cost of Revenues: Cost of revenues for the third quarter of fiscal 2020 was $16.5 million compared to $11.4 million for the same period of fiscal 2019.

•	Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2020 were $10.4 million compared to $9.0 million for the same period of fiscal 2019.

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Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2020 were $22.5 million compared to $21.3 million for the same period of fiscal 2019.

•	Net Loss: Net loss for the third quarter of fiscal 2020 was $28.2 million, or $0.67 per share, compared to $27.9 million, or $0.92 per share, for the third quarter of fiscal 2019.

•	Cash Position: As of June 30, 2020, the company had $311.8 million in cash, cash equivalents and short term investments.

“During the fiscal third quarter of 2020, we delivered another quarter of sequential growth and we continued to prove out our platform, tapping into new revenue opportunities,” commented Jim Thorburn, CFO of Twist. “We expanded our customer base, booked solid orders and concluded a successful financing, ending the quarter with $311.8 million in cash and short-term investments, well positioned to deliver growth in this challenging environment.”

Fiscal Third Quarter 2020 and Recent Highlights

•	Shipped products to 1,377 customers in the third quarter of fiscal 2020, versus 834 in the same period of fiscal 2019.

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Continued to support customers in the fight against COVID-19 including Vanderbilt University Medical Center (VUMC), who published positive preclinical results using potently neutralizing antibodies as a potential therapy to prevent and treat COVID-19.

•	Expanded infectious disease product line with the addition of:

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The Twist Respiratory Virus Research Panel, a robust next-generation sequencing (NGS) approach to detecting a wide range of respiratory diseases including SARS-CoV-2, the virus that causes COVID-19, several other coronaviruses, influenzas, rhinoviruses and respiratory syncytial virus.

•	Synthetic controls for the environmental testing, assay development, verification, and ongoing validation of diagnostic tests for a broad range of common respiratory diseases including SARS-CoV-2.

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Announced a partnership with Takeda Pharmaceutical Company Limited (Takeda) for access to Twist Biopharma’s proprietary phage display libraries for the discovery, validation and optimization of antibodies in Takeda’s pipeline of biologics for oncology, rare diseases, neuroscience and gastroenterology.

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Announced an agreement with Invetx, a pioneer in protein-based therapeutics for animal health, for the engineering and optimization of novel antibodies for the treatment of serious diseases in dogs and cats.

•	Announced a partnership with Seismic Bio for the discovery and optimization of antibodies to high-value immuno-oncology targets.

•	In fiscal 2020, have signed nine revenue-generating partnership related to Twist Biopharma, a division of Twist Bioscience; six of the partnerships include milestones and/or royalties.

•	Launched two new SARS-CoV-2 antibody panels: the Twist anti-SARS-CoV-2 S1 Antibody Panel and the Twist Human anti-ACE2 Antibody Panel, to expedite research for COVID-19.

•	Advanced our DNA data storage technology, setting the stage for commercialization of a platform that we expect will be cost competitive with current commercial data storage methods.

•	Completed an offering of approximately 3.48 million shares of our common stock at a price of $33.00 per share raising approximately $107.5 million in proceeds, net of estimated offering expenses.

•	Appointed Erin Smith as senior vice president of government affairs and public policy.

COVID-19 Considerations

During the three months ended June 30, 2020, financial results of the Company were not significantly affected by the COVID-19 outbreak. However, the extent to which the COVID-19 outbreak affects Twist’s future financial results and operations is subject to a high degree of uncertainty and will depend on future developments, including the duration, spread and treatment of the outbreak domestically and abroad.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 4462599. A telephonic replay of the conference call will be available beginning approximately four hours after the call through August 13, 2020 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 4462599. The webcast replay will be available for two weeks.

Given the circumstances globally, it is recommended to dial-in at most 15 to 20 minutes prior to the call start to reduce waiting times. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist’s expectations regarding its future financial performance, the impact of the COVID-19 pandemic on Twist’s future financial performance, Twist’s ability to address the challenges posed by the business and economic impacts of COVID-19 pandemic, diversification and revenue growth across all product categories, introduction of new products, the use of our products by the healthcare sectors for the potential detection and treatment of diseases, and expectations regarding newly announced partnerships. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on December 13, 2019 and subsequent filings with the SEC. Additional risk factors may be described in the “Risk Factors” section of Twist’s Quarterly Report on Form 10-Q to be filed with the SEC on or about August 7, 2020. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Revenues	$21,207	$13,600	$57,668	$38,648
Operating expenses:
Cost of revenues	16,472	11,394	43,829	35,041
Research and development	10,444	9,007	31,369	25,186
Selling, general and administrative	22,487	21,320	76,082	55,703
Litigation settlement	—	—	22,500	—

Total operating expenses	$49,403	$41,721	$173,780	$115,930

Loss from operations	$(28,196)	$(28,121)	$(116,112)	$(77,282)
Interest income	247	804	1,388	2,243
Interest expense	(181)	(318)	(644)	(1,007)
Other income (expense), net	(56)	(227)	(125)	(263)
Provision for income taxes	(21)	(54)	(120)	(179)

Net loss attributable to common stockholders	$(28,207)	$(27,916)	$(115,613)	$(76,488)

Net loss per common share, basic and diluted	$(0.67)	$(0.92)	$(3.09)	$(2.97)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	41,838,498	30,290,150	37,462,929	25,789,794

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30, 2020	September 30, 2019
Assets
Cash and cash equivalents	$207,853	$46,735
Short-term investments	103,906	91,372
Accounts receivable, net	13,347	12,104
Inventory	13,161	7,330
Prepaid expenses and other current assets	6,311	2,594

Total current assets	344,578	160,135
Property and equipment, net	23,870	20,835
Operating lease right-of-use assets	35,064	—
Other non-current assets	4,728	6,024

Total assets	$408,240	$186,994

Current liabilities
Accounts payable	$5,973	$9,760
Accrued liabilities	14,029	16,444
Current portion of operating lease liabilities	6,669	—
Current portion of long-term debt	3,333	3,333
Other current liabilities	1,373	817

Total current liabilities	31,377	30,354
Operating lease liabilities, net of current portion	25,747	—
Long-term debt, net of current portion	2,170	4,400
Other non-current liabilities	—	158

Total liabilities	59,294	34,912
Redeemable convertible preferred stock	—	—

Total stockholders’ equity (deficit)	$348,946	$152,082

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$408,240	$186,994